UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2013

WORLDWIDE STRATEGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-129398 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210
(Address of principal executive offices) (Zip Code)

(303) 991-5887
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On October 31, 2013, Worldwide Strategies Incorporated (the “registrant”) appointed M&K CPAS, PLLC (“M&K”) in Houston, Texas as the registered independent public accountant for the fiscal year ended July 31, 2013.  On October 21, 2013, the registrant was notified by Hamilton, P.C. that it was resigning as the registrant’s independent public accountants.  The decision to appoint M&K was approved by the registrant’s Board of Directors on October 31, 2013.

During the registrant’s two most recent fiscal years and the subsequent interim period up through the date of engagement of M&K (October 31, 2013), neither the registrant nor anyone on its behalf consulted M&K regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the registrant’s financial statements.  Further, M&K has not provided the registrant with written or oral advice that was an important factor that the registrant considered in reaching a decision as to any accounting, auditing or financial reporting issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
November 4, 2013	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer